EXHIBIT 10.1
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                                          Name of Investor:_____________________

Addendum to subscription agreement dated July 1, 2006

Element 21 Golf Company
200 Queens Quary East, Unit 1
Toronto, Ontario, Canada,  M5J2L4


The undersigned ("Investor") agrees to amend paragraph 4(i) of the subscription agreement as follows:

         (i) The Company will not use any of the proceeds of the Investors investment in the Securities to pay off any outstanding indebtedness of the Company evidenced by those certain convertible promissory notes of the Company issued between February 2006 and the date hereof (the "Promissory Notes"). The Company will use its commercially reasonable efforts to cause the holders of each of the Promissory Notes to elect to convert such Promissory Notes into shares of Common Stock. The Investor shall be under no obligation to advance the Remaining Investment Amount if the Company shall fail to convert at least 0% of aggregate outstanding principal amount of the Promissory Notes into Common Stock prior to November 30, 2006.

The effect of this amendment shall be to remove any preconditions to the Investment of $1,000,000 by November 30, 2006 as more fully described in paragraph 2(b) of the subscription agreement.

Signed

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Date

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Witness                                     Witness

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